UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2013

MEDICAL PROPERTIES TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-32559

Maryland	20-0191742
(State or other jurisdiction	(I. R. S. Employer
of incorporation or organization)	Identification No.)

1000 Urban Center Drive, Suite 501
Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(205) 969-3755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management.

Item 5.07. Submission of Matters to a Vote of Security Holders

Our annual meeting of stockholders was held on May 23, 2013. The four proposals considered at the annual meeting were voted on as follows:

Proposal 1: The election of seven directors for the ensuing year. The number of votes cast for and withheld for each nominee for director along with the number of broker non-votes is set forth below:

			Broker
Nominee:	For:	Withheld:	Non-Votes:
Edward K. Aldag, Jr.	88,542,269	9,819,268	38,190,253
G. Steven Dawson	91,525,193	6,836,344	38,190,253
R. Steven Hamner	79,965,600	18,395,937	38,190,253
Robert E. Holmes, Ph.D.	90,781,404	7,580,133	38,190,253
Sherry A. Kellett	90,797,764	7,563,773	38,190,253
William G. McKenzie	85,617,450	12,744,087	38,190,253
L. Glenn Orr, Jr.	90,757,975	7,603,562	38,190,253

Proposal 2: A proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2013. The number of votes that were cast for and against this proposal and the number of abstentions are set forth below:

For:	Against:	Abstentions:
130,484,145	1,139,528	4,928,117

Proposal 3: A proposal for an advisory resolution regarding executive compensation. The number of votes that were cast for and against this proposal and the number of abstentions and broker non-votes are set forth below:

For:	Against:	Abstentions and Broker Non-Votes:
63,606,381	33,656,371	39,289,038

Proposal 4: A proposal for the 2013 Equity Incentive Plan. The number of votes that were cast for and against this proposal and the number of abstentions and broker non-votes are set forth below:

For:	Against:	Abstentions and Broker Non-Votes:
81,113,769	16,206,148	39,231,873

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC.
(Registrant)

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President
and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: May 24, 2013

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